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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      DATE OF REPORT:   NOVEMBER 25, 1998
             (DATE OF EARLIEST EVENT REPORTED: NOVEMBER 13, 1998)


                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TEXAS                      1-13565              76-0535259
     (STATE OR OTHER               (COMMISSION         (I.R.S. EMPLOYER
      JURISDICTION                  FILE NUMBER)        IDENTIFICATION NO.)
      OF INCORPORATION)


       8 GREENWAY PLAZA, SUITE 1500
              HOUSTON, TEXAS                                77046
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On November 13, 1998, Group Maintenance America Corp. (the "Company") completed the acquisition of Trinity Contractors, Inc., a Texas corporation ("Trinity"). The Company purchased all of the outstanding capital stock of Trinity through its wholly-owned subsidiary, GroupMAC Holding Corp. ("Holding Corp."). The acquisition was effected in accordance with the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of November 3, 1998, among the Company, Holding Corp., Trinity, and the shareholders of Trinity. A copy of the Stock Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The purchase price paid or to be paid by the Company for Trinity consists of approximately $42.0 million in cash, 1.5 million shares of the Company's common stock, par value $.001 per share ("Common Stock"), $16.0 million in notes payable, warrants to purchase 0.8 million shares of Common Stock, and an additional number of shares of Common Stock contingent upon the future performance of Trinity as described in the Stock Purchase Agreement.

     Substantially all of the stockholders of Trinity prior to the acquisition will be employed by Trinity after the acquisition. Robert Munson, a shareholder of Trinity prior to the acquisition, was elected a member of the Board of Directors of the Company on November 19, 1998.

     Prior to the acquisition, Trinity was engaged in the business of providing full-service mechanical and electrical contracting services, including a broad range of engineering, construction, preventive maintenance and other on-site mechanical and electrical services to industrial, institutional and commercial customers throughout the southern United States. The assets of Trinity consisted primarily of cash, accounts receivable, inventory, equipment, vehicles, real property and goodwill. The Company expects that Trinity will continue to conduct its business in substantially the same manner as conducted before the acquisition.

     The cash portion of the consideration paid by the Company in connection with the acquisition was provided pursuant to loans made under a Second Amended and Restated Credit Agreement dated as of October 15, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Chase Bank of Texas, National Association, as Agent, Bank of America, Texas, N.A., as Co-Agent, Paribas, as Syndication Agent, ABN AMRO Bank, N.V., as Documentation
Agent, and the other banks named therein (the "Lenders").   Under the Credit
Agreement, a syndicate of banks agreed to provide up to $230 million of
financing to the Company on a secured basis.   A list of the Lenders is set
forth on Exhibit 99 which is incorporated herein by reference.

                                       2
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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

     Financial statements with respect to Trinity Contractors, Inc. are not included with this report but will be filed by amendment on or before January 27, 1999.

     (b) Pro forma financial information.

     Pro forma financial statements of the Company reflecting the acquisition of Trinity Contractors, Inc. are not included with this report but will be filed by amendment on or before January 27, 1999.

     (c)  Exhibits.

     The following exhibits are filed with this report:

2.1 Stock Purchase Agreement dated as of November 3, 1998 among the Company, Holding Corp., Trinity Contractors, Inc. and the shareholders of Trinity Contractors, Inc.

99        List of Lenders under the Credit Agreement.

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.



                              By: /s/ Randolph W. Bryant
                                 ----------------------------------
                                 Randolph W. Bryant
                                 Senior Vice President
                                 and General Counsel

Date:   November 25, 1998

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                               INDEX OF EXHIBITS


2.1 Stock Purchase Agreement dated as of November 3, 1998 among the Company, Holding Corp., Trinity Contractors, Inc. and the shareholders of Trinity Contractors, Inc.

99        List of Lenders under the Credit Agreement.